Exhibit 10.1

November 22, 2017

Mr. Douglas Alexander

P.O. Box 98

Merion Station, PA 19066

Re:	Equity Awards Under Restricted Share Agreements

Dear Mr. Alexander:

Reference is made to (i) that certain Employment Agreement, dated as of April 17, 2007 (as amended on December 18, 2008, June 18, 2010 and February 28, 2014), by and between Actua USA Corporation (f/k/a Internet Capital Group Operations, Inc.) (“Actua USA”) and Douglas Alexander (such agreement, the “Employment Agreement”), (ii) that certain Restricted Share Agreement, dated as of February 28, 2014, by and between Actua USA and Actua Corporation (f/k/a ICG Group, Inc.) (“Actua” and, together with Actua USA, the “Company”) and Mr. Alexander (such agreement, the “2014 Share Agreement”), (iii) that certain Restricted Share Agreement, dated as of March 10, 2017, by and between the Company and Mr. Alexander (such agreement, the “Bonus Share Agreement”), and (iv) that certain Membership Interest Purchase Agreement, dated as of December 23, 2017, by and among Actua, Actua Holdings, Inc., Velocity Holdco III Inc. (f/k/a Arsenal Buyer Inc.) and Arsenal Acquisition Holdings, LLC (such agreement, the “Sale Agreement”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Employment Agreement.

(A)    The Compensation Committee of the Board of Directors of Actua (the “Committee”) has determined that 468,750 shares of restricted common stock of Actua granted pursuant to the 2014 Share Agreement (the “2014 Shares”) and 56,849 shares of restricted common stock of Actua granted pursuant to the Bonus Share Agreement (the “Bonus Shares”) would become fully vested upon the consummation of the transactions contemplated by the Sale Agreement (such transactions, the “Velocity/Bolt Sale”).

(B)    On November 20, 2017, in connection with the pending Velocity/Bolt Sale, the Company duly notified Mr. Alexander, pursuant to the Employment Agreement, of the termination of Mr. Alexander’s employment without Cause, with such termination to become effective as of December 21, 2017 (such termination, the “Termination”).

(C)    The Committee has determined, in accordance with Section 6(a) of the 2014 Share Agreement and Section 1(b) of the Bonus Share Agreement, respectively, that (a) the

Mr. Douglas Alexander

November 22, 2017

pending Velocity/Bolt Sale, if consummated, would constitute a Change of Control, and (b) the Termination has been undertaken in connection with such pending Change in Control.

(D)    Notwithstanding anything to the contrary set forth in the Employment Agreement, the 2014 Share Agreement (including, without limitation, Paragraphs 1 and 5(a) thereof) and/or the Bonus Share Agreement (including, without limitation, Paragraph 1(d) thereof) or otherwise (but provided that Mr. Alexander remains employed by the Company through the effectiveness of the Termination), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the undersigned parties hereby acknowledge and agree as follows:

(1)    Neither the 2014 Shares nor the Bonus Shares shall be automatically forfeited and returned to the Company upon the Termination.

(2)    The 2014 Shares that are not designated as Performance Shares in the 2014 Share Agreement shall become fully vested on February 28, 2018.

(3)    The 2014 Shares that are designated as Performance Shares in the 2014 Share Agreement (the “Performance Shares”) shall become fully vested if, and only if, the Velocity/Bolt Sale is consummated on or prior to February 28, 2018. If the Velocity/Bolt Sale is not consummated on or prior to February 28, 2018, the Performance Shares shall be automatically forfeited and returned to the Company on February 28, 2018.

(4)    The Bonus Shares shall become fully vested if the Velocity/Bolt Sale is consummated on or prior to March 12, 2018. If the Velocity/Bolt Sale is not consummated on or prior to March 12, 2018, the Bonus Shares shall remain subject to the vesting and forfeiture provisions set forth in Section 1(a) of the Bonus Share Agreement.

(E)    Except as explicitly set forth herein, the terms and conditions of the Employment Agreement, the 2014 Share Agreement and the Bonus Share Agreement shall remain in full force and effect, unmodified in any way.

Please sign in the space below to indicate your acknowledgment of, and agreement to, the foregoing matters.

[Signature page follows.]

Mr. Douglas Alexander

November 22, 2017

Very truly yours,

ACTUA CORPORATION

By:	/s/ Walter W. Buckley, III
Name: Walter W. Buckley, III
Title: CEO

ACTUA USA CORPORATION

By:	/s/ Walter W. Buckley, III
Name: Walter W. Buckley, III
Title: CEO

ACKNOWLEDGED and AGREED TO by:

/s/ Douglas Alexander
Douglas Alexander